Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 726-5376

IR@flotekind.com

Flotek Industries Provides Update on FracMax® Software Application Development

HOUSTON, November 10, 2015 /PRNewswire/ — In conjunction with Flotek Industries, Inc. (“Flotek” or the “Company) presentation at the Stephens, Inc. Fall Investment Conference in New York City, Flotek provides the following update on the ongoing development and evolution of the Company’s FracMax® data analytics and visualization software application.

Flotek has carefully reviewed a recent report regarding the validity of the data from the Company’s FracMax® database by analyzing data from a small subset of wells in FracMax®. The analysis suggests the production data presented by Flotek – for three of the wells analyzed – were misinterpreted by Flotek and understated the production of those wells.

“We take any contention of errors in our data, processes and analysis very seriously,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “We appreciate the thorough analysis provided in the report and are using this critique as well as others to improve our FracMax® application to ensure both the validity and reliability of the underlying data as well as the accuracy of the analytical processes.”

As a result of our initial review of the report we have concluded that the FracMax® database – partly a result of third party data used by Flotek – identified the three wells in question to be contained in units with multiple wells (the state of Texas organizes production reporting by units, or leases, that report total production in the aggregate). The FracMax® application uses algorithms to assign production to individual wells within multiple well units. In this case, the report contends that the wells in question were on single-well units and, as a result, 100% of the production from those units should be assigned to the identified wells. After review of the report, data from the Texas Railroad Commission as well as other third-party data providers, it appears that the wells in question are single-well units.

While the adjustment does impact the magnitude of the outperformance of the well completed using CnF® when compared to the non-CnF® treated wells, it does not, the Company believes, change the conclusion that the CnF® well outperformed the non-CnF® wells, especially when normalized for the length of the lateral completion zone.

“While we are concerned by the unintentional data and processing error that led to this unitization miscalculation and are taking aggressive steps to ensure this process is immediately corrected, our analysis of the wells in question concludes the use of CnF® improved productivity when compared to the neighboring wells that did not use CnF® in the completion process,” said Chisholm. “Moreover, Sabine Oil & Gas – the operator of three of the wells in question – continues to use CnF® on its completions, an indication that Sabine’s internal data show compelling benefits from the use of Flotek’s Complex nano-Fluids® suite of completion chemistries.”

The Company has conducted an initial review of the FracMax® database and has determined that this data and process error does not impact the vast majority of wells in the database which appear to be unitized appropriately by the software application. “In fact, there were several other wells in the investor presentation that were unitized and reported correctly, showing the benefits of CnF® that were not discussed or referred to in the report,” added Chisholm.

“While FracMax® is an important tool in the development of new markets for CnF®, the most important determinant of the success of CnF® is the actual performance of the Company’s completion chemistry in the wells of new and existing clients,” said Chisholm. “The growth in validations that result in new commercial customers is the ultimate proof of the efficacy of our completion chemistries. Our clients and their experiences – as seen through their own proprietary production data – are by far the best evidence of the performance-enhancing nature of CnF®.”

The number of production companies using CnF® in the completion process continues to grow with a consistent flow of validation projects for operators of all sizes.

Appointment of Independent Verification Team

In support of accuracy, transparency and credibility of FracMax® and its database, Flotek also announced today the appointment of a committee to ensure process precision and data accuracy in FracMax®. Among other items the committee is charged with the immediate development of a framework for the comprehensive analysis and evaluation of FracMax® and the engagement of an independent team to evaluate and audit the FracMax® software processes and database to ensure precision of process and accuracy of the database.

Members of the three-person committee are:

•	David Nierenberg is the founder of Nierenberg Investment Management, manager of D3 Family Funds, a Pacific Northwest investment management firm. Prior to founding Nierenberg, David spent seven years at Bain & Company. Nierenberg graduated summa cum laude from Yale College before earning his law degree from Yale Law School.

•	Ted Brown has been a Director of the Board since November 2013. Recently retired, Ted was responsible for the northern region of Noble Energy’s United States division. Elected Senior Vice President in April 2008, he previously served as Vice President for the same region since August 2006. He joined the company as Vice President of the United States Division in May 2005, when Noble Energy acquired Patina Oil & Gas Corporation. Previously, he spent more than ten years with Williams and Barrett Resources. He holds a Bachelor of Science degree in mechanical engineering from the University of Wyoming.

•	John Ely attended Oklahoma State University, graduating with a degree in Chemistry in 1968. While still in school, John joined Halliburton as a technician in their analytical group in 1965. In 1973 he moved into international operations where he served in roles of growing responsibility around the globe until he returned to the U.S., becoming technical advisor to Halliburton’s international operations in 1977. In 1985, Mr. Ely joined S.A. Holditch and Associates as Vice President of Stimulation Technology where he was instrumental in the firm’s stimulation chemistry research, much of the work under the auspices of the Gas Research Institute. He is a member of the American Chemical Society, The Society of Petroleum Engineers, and is a fellow of the American Institute of Chemistry. Mr. Ely’s firm and Flotek have an agreement whereby Ely & Associates provide certain completion consulting services to Flotek’s clients.

The committee and engaged advisors will provide a report on their findings and any recommendations to Flotek’s Board of Directors. It is anticipated that a summary of the findings, recommendation and the Company’s action plan will be provided to shareholders and the public in early 2016.

“We believe this is a natural next step in the evolution of FracMax® and our data offerings and is an important component of our commitment to transparency to our stakeholders,” added Chisholm. “I have said that transparency and clear communication with our stakeholders is an important tenant of my leadership at Flotek. While we may not always be perfect, we will always strive to get things right and do so in the right way.”

FracMax® Public Availability

A final assertion made in the report claims that attempts to download FracMax® for personal use resulted in iPad malfunctions and no success in obtaining an operating version of the software application. The author concludes that the program does not operate properly.

As the Company has consistently noted since inception, FracMax® is a proprietary software application for the exclusive internal use of Flotek employees. While the Company is preparing to release a new version of the software available for use by operators, FracMax® is not currently available outside of Flotek employees. A key code as well as other security requirements are necessary to obtain a working copy of the FracMax® application. This has been a consistent policy since FracMax® was introduced in 2014.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.